Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FIRST QUARTER FISCAL 2020

Revenue was $963.6 Million; Net Loss Attributable to Lionsgate Shareholders was
$54.0 Million or Diluted Net Loss Per Share of $0.25; Adjusted Diluted Net Loss Per Share was $0.02

Operating Loss was $3.2 Million and Adjusted OIBDA was $67.3 Million

Total Starz Global Subscribers Increase 2.6 Million Year-over-Year to 26.5 Million; Starz Domestic OTT Achieves One of its Best Subscriber Growth Quarters

Strong Theatrical Performance of John Wick: Chapter 3 Leads Motion Picture Segment

SANTA MONICA, CA, and VANCOUVER, BC, August 8, 2019 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $963.6 million and net loss attributable to Lionsgate shareholders of $54.0 million, or fully diluted net loss per share of $0.25, on 216.1 million diluted weighted average common shares outstanding for the quarter ended June 30, 2019. Adjusted net loss attributable to Lionsgate shareholders was $3.3 million, or adjusted diluted net loss per share of $0.02, operating loss was $3.2 million, and adjusted OIBDA was $67.3 million. The Company generated cash flow from operations of $37.3 million and adjusted free cash flow of $24.0 million in the quarter.

Starz ended the quarter with 26.5 million total global subscribers, up 2.6 million from the prior year quarter, and 24.4 million total domestic subscribers. Starz domestic OTT subscribers grew 400,000 sequentially to 4.4 million, its third best subscriber growth quarter ever.

“We’re pleased to report strong financial results in the quarter and a great start to the fiscal year,” said Lionsgate Chief Executive Officer Jon Feltheimer. “All of our businesses are performing well. Our Television Group had its best development season ever, John Wick: Chapter 3 reaffirmed our thesis that mid-priced action films have a valuable place in the market, and STARZ achieved strong growth in its domestic OTT business while continuing to expand its premium SVOD platform around the world.”
Segment Results
Media Networks segment revenues increased by 4.9% to $372.4 million driven by strong OTT subscriber growth. Segment profits for our domestic Starz Networks business increased by 3.4% to $103.7 million which was offset by our continued investment in our premium international OTT service, STARZPLAY. As a result of this investment in STARZPLAY, overall segment profit declined from the prior year quarter to $60.6 million. Starz ended the quarter with 26.5 million total global subscribers and 24.4 million total domestic subscribers. Starz domestic OTT subscribers were up 400,000 sequentially.

Motion Picture segment revenues increased by 8.9% to $397.8 million in the quarter due to the strong theatrical performance of John Wick: Chapter 3 -- Parabellum, which has grossed over $320 million at the worldwide box office to date. Segment profits declined from the prior year quarter to $7.6 million reflecting an increase in P&A spend associated with a greater number of theatrical releases during the quarter relative to the prior year.

Television Production segment revenues of $279.8 million were largely in line with the prior year quarter while segment profits increased 60.3% to $25.0 million driven by the timing of episodic deliveries for certain series.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2020 first quarter results at 5:00 PM ET/2:00 PM PT this afternoon, August 8. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf190808ZOzQ61Jo.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
###
For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital and increased costs required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly

Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2019.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/governance/governance-documents.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	March 31, 2019
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$196.0	$184.3
Accounts receivable, net	710.6	647.2
Program rights	274.3	295.7
Other current assets	178.6	267.2
Total current assets	1,359.5	1,394.4
Investment in films and television programs and program rights, net	1,619.5	1,672.0
Property and equipment, net	152.0	155.3
Investments	28.6	26.2
Intangible assets	1,843.3	1,871.6
Goodwill	2,833.5	2,833.5
Other assets	600.9	436.1
Deferred tax assets	—	19.8
Total assets	$8,437.3	$8,408.9
LIABILITIES
Accounts payable and accrued liabilities	$539.8	$531.2
Participations and residuals	488.0	408.5
Film obligations and production loans	469.3	512.6
Debt - short term portion	57.4	53.6
Deferred revenue	144.8	146.5
Total current liabilities	1,699.3	1,652.4
Debt	2,837.6	2,850.8
Participations and residuals	378.2	479.8
Film obligations and production loans	145.6	143.1
Other liabilities	282.2	114.0
Deferred revenue	67.6	62.8
Deferred tax liabilities	36.9	56.5
Redeemable noncontrolling interest	134.9	127.6
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 82.6 shares issued (March 31, 2019 - 82.5 shares issued)	651.2	649.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 135.0 shares issued (March 31, 2019 - 133.5 shares issued)	2,176.9	2,140.6
Retained earnings	149.2	208.7
Accumulated other comprehensive loss	(125.3)	(80.3)
Total Lions Gate Entertainment Corp. shareholders' equity	2,852.0	2,918.7
Noncontrolling interests	3.0	3.2
Total equity	2,855.0	2,921.9
Total liabilities and equity	$8,437.3	$8,408.9

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$963.6	$932.7
Expenses
Direct operating	568.0	530.0
Distribution and marketing	250.5	203.5
General and administration	102.6	110.2
Depreciation and amortization	40.1	40.3
Restructuring and other	5.6	10.5
Total expenses	966.8	894.5
Operating income (loss)	(3.2)	38.2
Interest expense
Interest expense	(49.0)	(35.4)
Interest on dissenting shareholders' liability	—	(15.9)
Total interest expense	(49.0)	(51.3)
Interest and other income	2.8	3.0
Other expense	(2.3)	—
Gain (loss) on investments	0.1	(0.9)
Equity interests loss	(7.9)	(6.2)
Loss before income taxes	(59.5)	(17.2)
Income tax benefit	1.1	5.8
Net loss	(58.4)	(11.4)
Less: Net loss attributable to noncontrolling interests	4.4	3.5
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(54.0)	$(7.9)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.25)	$(0.04)
Diluted net loss per common share	$(0.25)	$(0.04)

Weighted average number of common shares outstanding:
Basic	216.1	211.8
Diluted	216.1	211.8

Dividends declared per common share	$—	$0.09

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(58.4)	$(11.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40.1	40.3
Amortization of films and television programs and program rights	436.6	385.5
Interest on dissenting shareholders' liability	—	15.9
Amortization of debt financing costs	4.0	2.9
Non-cash share-based compensation	9.6	15.1
Other non-cash items	8.3	3.7
Equity interests loss	7.9	6.2
Loss (gain) on investments	(0.1)	0.9
Deferred income taxes (benefit)	0.2	(13.0)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	4.1	126.3
Investment in films and television programs and program rights, net	(364.5)	(358.0)
Accounts payable and accrued liabilities	3.0	(70.2)
Participations and residuals	(21.9)	(29.4)
Film obligations	(34.8)	(11.3)
Deferred revenue	3.2	9.8
Net Cash Flows Provided By Operating Activities	37.3	113.3
Investing Activities:
Investment in equity method investees	(0.9)	(2.8)
Business acquisitions, net of cash acquired	—	(77.3)
Increase in loans receivable	—	(4.0)
Capital expenditures	(8.6)	(9.2)
Net Cash Flows Used In Investing Activities	(9.5)	(93.3)
Financing Activities:
Debt - borrowings	115.0	2,069.5
Debt - repayments	(128.2)	(2,139.7)
Production loans - borrowings	29.9	100.1
Production loans - repayments	(34.6)	(90.7)
Dividends paid	—	(19.0)
Distributions to noncontrolling interest	(0.3)	(0.8)
Exercise of stock options	0.5	2.2
Tax withholding required on equity awards	(0.3)	(2.5)
Net Cash Flows Used In Financing Activities	(18.0)	(80.9)
Net Change In Cash, Cash Equivalents and Restricted Cash	9.8	(60.9)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	1.9	(1.6)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	184.3	378.1
Cash and Cash Equivalents - End Of Period	$196.0	$315.6

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic licensing of premium subscription video programming to distributors, and on a direct-to-consumer basis (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services internationally and (iii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$397.8	$365.3
Television Production	279.8	279.4
Media Networks	372.4	354.9
Intersegment eliminations	(86.4)	(66.9)
	$963.6	$932.7
Gross contribution
Motion Picture	$32.9	$78.5
Television Production	34.7	26.0
Media Networks	80.9	114.1
Intersegment eliminations	(1.7)	(11.2)
	$146.8	$207.4
Segment general and administration
Motion Picture	$25.3	$26.9
Television Production	9.7	10.4
Media Networks	20.3	25.6
	$55.3	$62.9
Segment profit
Motion Picture	$7.6	$51.6
Television Production	25.0	15.6
Media Networks	60.6	88.5
Intersegment eliminations	(1.7)	(11.2)
Total segment profit	$91.5	$144.5
Corporate general and administrative expenses	(24.2)	(27.6)
Adjusted OIBDA(1)	$67.3	$116.9
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation, other than annual bonuses granted in immediately vested stock awards when applicable, certain programming and content charges as a result of management changes and associated changes in strategy, when applicable, and purchase accounting and related adjustments, when applicable. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months ended June 30, 2019 and 2018:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$362.9	$351.1
STARZPLAY International	3.1	0.1
Streaming Services	6.4	3.7
	$372.4	$354.9
Media Networks gross contribution:
Starz Networks	$119.4	$123.4
STARZPLAY International	(39.1)	(4.9)
Streaming Services	0.6	(4.4)
	$80.9	$114.1
Media Networks general and administration:
Starz Networks	$15.7	$23.1
STARZPLAY International	3.1	1.1
Streaming Services	1.5	1.4
	$20.3	$25.6
Media Networks segment profit:
Starz Networks	$103.7	$100.3
STARZPLAY International	(42.2)	(6.0)
Streaming Services	(0.9)	(5.8)
	$60.6	$88.5

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, and certain programming and content charges as a result of management changes and associated changes in strategy.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the following items, when applicable: (i) immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy in connection with recent management changes, which are included in direct operating expenses, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus shareholder litigation settlement charges and interest paid. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for shareholder litigation settlement and interest charges paid is to exclude the non-recurring, one-time payment included in cash flows from operating activities that is associated with litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Operating income (loss)	$(3.2)	$38.2
Adjusted depreciation and amortization(1)	10.7	10.3
Restructuring and other(2)	5.6	10.5
Adjusted share-based compensation expense(3)	9.2	15.1
Purchase accounting and related adjustments(4)	45.0	42.8
Adjusted OIBDA	$67.3	$116.9
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Depreciation and amortization	$40.1	$40.3
Less: Amount included in purchase accounting and related adjustments	(29.4)	(30.0)
Adjusted depreciation and amortization	$10.7	$10.3

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$3.8	$0.8
Accelerated vesting on equity awards	0.3	—
Total severance costs	4.1	0.8
Transaction and related costs(b)	1.5	9.7
	$5.6	$10.5
_______________________

(a)	Severance costs in the three months ended June 30, 2019 and 2018 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
Transaction and related costs in the three months ended June 30, 2019 and 2018 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters. In the three months ended June 30, 2018, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters, and the acquisition of 3 Arts Entertainment.

(3)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Total share-based compensation expense	$9.5	$15.1
Less: Amount included in restructuring and other(a)	(0.3)	—
Adjusted share-based compensation	$9.2	$15.1

(a)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$1.5	$8.0
General and administrative expense	14.1	4.8
Depreciation and amortization	29.4	30.0
	$45.0	$42.8

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(54.0)	$(7.9)
Adjusted share-based compensation expense(1)	9.2	15.1
Restructuring and other	5.6	10.5
Purchase accounting and related adjustments(2)	44.9	42.4
Loss (gain) on investments	(0.1)	0.9
Tax impact of above items(3)	(12.5)	(16.2)
Deferred tax valuation allowance(4)	11.1	—
Noncontrolling interest impact of above items	(7.5)	(4.3)
Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(3.3)	$40.5

Reported Basic EPS	$(0.25)	$(0.04)
Impact of adjustments on basic earnings per share	0.23	0.23
Adjusted Basic EPS	$(0.02)	$0.19

Reported Diluted EPS	$(0.25)	$(0.04)
Impact of adjustments on diluted earnings per share	0.23	0.22
Adjusted Diluted EPS	$(0.02)	$0.18

Adjusted weighted average number of common shares outstanding:
Basic	216.1	211.8
Diluted	216.1	219.7
_________________________

(1)
Represents share-based compensation expense excluding amounts related to severance awards included in restructuring and other. See the table under footnote (4) to the reconciliation of operating income (loss) to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.

(3)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(4)	In the three months ended June 30, 2019, represents a charge from an increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended
	June 30,
	2019	2018
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities(1)	$37.3	$113.3
Capital expenditures	(8.6)	(9.2)
Net borrowings under and (repayment) of production loans	(4.7)	9.5
Adjusted Free Cash Flow	$24.0	$113.6

________________

(1)
Cash flows provided by operating activities for the three months ended June 30, 2019 includes the net proceeds of approximately $41.1 million from the monetization of trade accounts receivable program.